Amendment #4

to the

AUTOMATIC

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE March 1, 2003

Between

PRUDENTIAL INSURANCE COMPANY OF AMERICA

(THE COMPANY)

And

SCOTTISH RE (U.S.), INC.

(THE REINSURER)

The parties hereby agree to the following:

•	SECTION 9a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

AUTOMATIC REINSURANCE.

UL/VUL II/VUL 2004—THE REINSURER’s reinsurance coverage for any policy that is issued on or after March 1, 2003 that is ceded automatically under this Agreement will begin simultaneously with THE COMPANY’s contractual liability for the policy reinsured. THE REINSURER’s reinsurance coverage for any policy that is issued prior to March 1, 2003 that is ceded automatically under this Agreement will begin on March 1, 2003. In either instance, no coverage will begin prior to March 1, 2003. Reinsurance coverage for all policies that are ceded automatically under this Agreement will end simultaneously with THE COMPANY’s contractual liability for the policy reinsured.

ProFunds—THE REINSURER’s reinsurance coverage for any policy with an effective date on or after January 1, 2005, that is ceded automatically under this Agreement will begin simultaneously with THE COMPANY’s contractual liability for the policy reinsured. There will be no coverage for policies with an effective date prior to January 1, 2005.

For all policies reinsured under this Agreement, THE REINSURER will be liable for benefits paid under THE COMPANY’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met. THE REINSURER’s liability under THE COMPANY’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) THE REINSURER’s reinsured portion of the face amount of the policy and (2) $150,000.

•	SCHEDULE A, Section 1, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•

PruLife Universal (UL) - Policies issued by Pruco Life Insurance Company of America (PRUCO) (Form Number UL-2000 and all state variations), including in force policies with issue dates back to April 30, 2000.

•	PruLife Custom Premier (VUL II) - Policies issued by PRUCO (Form Number VUL-2000 and all state variations), including in force policies with issue dates back to April 30, 2000.

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•	PruLife Custom Premier II (VUL 2004) –Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
•	PruLife Advisor Select 2002 (ProFunds) – Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies. Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder. Included under this Agreement is the Living Needs Benefit rider.

•	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

AUTOMATIC PORTION REINSURED

US/Canadian Residents

THE REINSURER will automatically reinsure an amount equal to 15% of the net amount at risk related to the face amount of insurance up to the First Layer of Coverage amounts shown in Schedule A, Section 4.B. below.

The net amount of risk is determined as of the issue date and each subsequent policy anniversary and is defined as the death benefit minus the contract fund.

•	SCHEDULE A, Section 3, AUTOMATIC PORTION RETAINED, shall be replaced by the following:

AUTOMATIC RETENTION LIMIT

THE COMPANY will retain at least 10% of the net amount at risk related to the face amount of insurance of each policy in the First Layer of Coverage, as defined in Schedule A, Section 4B. THE COMPANY may cede up to 75% of the net amount at risk related to the face amount of insurance of each policy on a first-dollar quota share basis to other reinsurers. In addition, THE COMPANY will retain 100% of the net amount at risk related to the face amount of insurance of each policy, in excess of the First Layer of Coverage.

•

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SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

AUTOMATIC ACCEPTANCE LIMIT:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the automatic issue limits shown in the following tables:

US/Canadian Residents – No Foreign Travel – Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$65,000,000	$65,000,000	$46,400,000
	66 – 70	$60,900,000	$55,900,000	$35,400,000
	71 – 75	$46,400,000	$43,400,000	$23,400,000
	76 – 77	$26,400,000	$23,400,000	$15,900,000
	78 – 80	$21,900,000	$18,900,000	$11,400,000
	81 – 85	$13,400,000	$11,400,000	None
	86 – 90	$5,250,000	$4,150,000	None

US/Canadian Residents – No Foreign Travel – Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$64,900,000	$64,900,000	$46,400,000
	66 – 70	$50,900,000	$50,900,000	$34,400,000
	71 – 75	$41,400,000	$41,400,000	$23,400,000
	76 – 77	$23,400,000	$23,400,000	$14,900,000
	78 – 80	$18,900,000	$18,900,000	$10,400,000
	81 – 85	$11,400,000	$10,400,000	None
	86 – 90	$4,250,000	$3,150,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$20,000,000	$15,000,000	None
	71 – 75	$15,000,000	$10,000,000	None
	76 – 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 - 65	$ 50,000,000	$ 35,000,000
	66 - 70	$ 40,000,000	$ 25,000,000
	71 - 75	$ 35,000,000	$ 15,000,000
	76 – 77	$ 15,000,000	$ 10,000,000
	78 – 80	$ 10,000,000	$ 5,000,000
	81 – 85	$ 5,000,000	None
	86 - 90	$ 1,500,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$20,000,000	$15,000,000	None
	71 – 75	$15,000,000	$10,000,000	None
	76 – 90	None	None	None

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For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$7,500,000	$5,250,000
	66 – 70	$6,000,000	$3,750,000
	71 – 75	$5,250,000	$2,250,000
	76 – 77	$2,250,000	$1,500,000
	78 – 80	$1,500,000	$750,000
	81 – 85	$750,000	None
	86 – 90	$225,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 – 70	$3,000,000	$2,250,000	None
	71 – 75	$2,250,000	$1,500,000	None
	76 – 90	None	None	None

•	SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

JUMBO LIMIT:

For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

US/Canadian Residents- No Foreign Travel

Issue Age	Pref. Best – Class E	Class F – H
18 - 80	$65,000,000	$65,000,000
81 - 85	$30,000,000	$30,000,000
86 - 90	$10,000,000	$10,000,000*

*For ages 86-90, Classes F-H, the Automatic Acceptance Limit is $0. Therefore, no mortality risk will be ceded to THE REINSURER for these ages and rating classes.

Note: When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

US/Canadian Residents – Foreign Travel

		Pref. Best – Class E	Class F - H
Ages:	0 – 75	$35,000,000	None
	76 - 90	None	None

•

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SCHEDULE A, Section 8, MINIMUM CESSION, shall be replaced by the following:

MINIMUM CESSION

The minimum amount per cession that can be reinsured with THE REINSURER is $7,500.

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In witness of the above, PICA and SCOTTISH have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2005.

PRUDENTIAL INSURANCE COMPANY OF AMERICA	SCOTTISH RE (U.S.), INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Y-UL/VULII-2000-SCOT-PLAZ-4